UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2022

THE HAIN CELESTIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Marcus Avenue, Lake Success, NY 11042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 587-5000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HAIN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2022, the Board of Directors (the “Board”) of The Hain Celestial Group, Inc. (the “Company”) approved a succession plan pursuant to which Mark L. Schiller will transition from his position as President and Chief Executive Officer of the Company effective as of December 31, 2022 (the “Transition Date”). Mr. Schiller will remain as a director on the Board following the Transition Date.

The Board, upon the recommendation of the Corporate Governance and Nominating Committee of the Board, has appointed Wendy P. Davidson to the role of President and Chief Executive Officer and as a director on the Board, in each case effective as of January 1, 2023 (the “Start Date”). The size of the Board will be increased to nine directors effective as of the Start Date.

Appointment of Ms. Davidson

Ms. Davidson, age 53, has served as President-Americas for the Performance Nutrition segment of Glanbia plc, an Ireland-based global nutrition company, since November 2020. Prior to joining Glanbia, Ms. Davidson served as President, Away From Home (formerly U.S. Specialty Channels), of Kellogg Company, a global manufacturer and marketer of snacks and convenience foods, from 2013 to October 2020. From 2010 to 2013, she served in various senior roles at McCormick & Company, Inc., including as Vice President, Custom Flavor Solutions, U.S. & Latin America, and from 1993 to 2009 she held a variety of executive positions at Tyson Foods, Inc., including Senior Vice President and General Manager – Global McDonald’s Business Unit and Group Vice President – Foodservice Group, culminating in her service as Senior Vice President and General Manager – Prepared Foods. Ms. Davidson is a member of the board of directors of First Horizon Corporation (NYSE: FHN) and serves on the boards of several industry associations and non-profit organizations, including the Consumer Brands Association, NextUp and the Luther College Board of Regents.

Ms. Davidson brings to the Board extensive general management experience and senior-level policy-making experience at a public company. Her experience includes marketing, sales, operations, supply chain, strategic planning, new market development, disruptive business model innovation, crisis management, digital commerce, brand building and commercial execution. She also has experience in human capital management, finance and accounting, mergers and acquisitions, government relations, enterprise risk management, and similar matters associated with running a large division of a public company.

There is no arrangement or understanding between Ms. Davidson and any other person pursuant to which Ms. Davidson was selected as the Company’s President and Chief Executive Officer and director, and there are no family relationships between Ms. Davidson and any of the Company’s directors or executive officers. In addition, there have been no transactions involving Ms. Davidson that would be required to be disclosed by Item 404(a) of Regulation S-K.

In connection with Ms. Davidson’s appointment, on November 22, 2022, the Company and Ms. Davidson entered into an employment agreement (the “Davidson Employment Agreement”), which was recommended by the Compensation Committee of the Board and approved by the Board and will be effective as of the Start Date.

The Davidson Employment Agreement provides for (i) an annual base salary of $925,000 and (ii) eligibility to earn an annual bonus under the Company’s Annual Incentive Plan (“AIP”) with a target payout of 125% of her annual base salary (the “Target AIP Award”). The actual AIP payout may range from 0% – 200% of the Target AIP Award and is subject to the terms and conditions adopted by the Compensation Committee of the Board. For fiscal year 2023, Ms. Davidson’s bonus opportunity under the 2023 AIP will be prorated based on the number of months from the Start Date to the end of fiscal year 2023.

Ms. Davidson will also be eligible to participate in the Company’s Long Term Incentive Program (“LTIP”) under the Company’s 2022 Long Term Incentive and Stock Award Plan (the “Plan”), subject to the terms and conditions adopted by the Compensation Committee of the Board. With respect to fiscal year 2023, Ms. Davidson will receive an award under the 2023-2025 LTIP comprising a number of shares of the Company’s common stock, $.01 par value per share (“Common Stock”), having a Target Value (as defined below) of $3,000,000 (assuming target-level performance for performance share units (“PSUs”) as set forth below), prorated based on the number of months from the Start Date to the end of fiscal year 2023. “Target Value” refers to the value of such award calculated based on the average closing price of the Common Stock during the 20-trading day period ending on the trading day prior to the Start Date multiplied by the number of shares covered by such award (assuming target-level performance in the case of PSUs). Such 2023-2025 LTIP award will consist of (i) awards of PSUs (60% of the prorated Target Value), with two-thirds (2/3) of the PSUs tied to relative total shareholder return and one-third (1/3) of the PSUs tied to absolute total shareholder return, in each case over the three-year performance period beginning on September 7, 2022 and ending on September 6, 2025 and with the same performance goals and beginning stock price as those applicable to PSUs granted to other senior executives in fiscal year 2023 under the 2023-2025 LTIP, and (ii) an award of restricted share units (“RSUs”) (40% of the prorated Target Value). The PSUs will vest, if at all, on September 6, 2025 if the performance criteria are met, while the RSUs will vest in one-third (1/3) installments on each of September 6, 2023, 2024 and 2025, in each case subject to Ms. Davidson’s continued employment with the Company and certain customary accelerated vesting terms upon specified terminations. Beginning in fiscal year 2024, Ms. Davidson will be eligible to receive LTIP awards under the Plan as determined by the Compensation Committee of the Board.

In recognition of the compensation Ms. Davidson is forfeiting by leaving her employer, Ms. Davidson will also be receiving two make-whole awards: (i) a one-time make-whole RSU award equal to $1,600,000, divided by the average closing price of the Common Stock during the 20-trading day period ending on the trading day prior to the Start Date, which will vest in one-third (1/3) installments on each of the first, second and third anniversaries of the Start Date, subject to her continued employment and certain accelerated vesting terms upon specified terminations; and (ii) a one-time make-whole cash signing bonus of $960,000 to be paid in one lump sum after Ms. Davidson has completed the first 60 days of employment, subject to prorated recoupment if Ms. Davidson is terminated by the Company for Cause (as defined in the Davidson Employment Agreement) or voluntarily terminates her employment other than for Good Reason (as defined in the Davidson Employment Agreement) within the first 24 months following the Start Date.

Ms. Davidson will also be entitled to (i) reimbursement for up to $10,000 in legal fees incurred in connection with the negotiation of the Davidson Employment Agreement and related documents and (ii) an allowance of $5,000 per month for the first two years of her employment to cover costs incurred to travel between her principal residence and the Company’s headquarters and for temporary housing near the Company’s headquarters.

In the event Ms. Davidson’s employment is terminated by the Company without Cause or by her for Good Reason, and subject to her execution of a customary release, she will receive cash severance in an amount equal to two times the sum of her base salary plus her Target AIP Award, which will be paid out over a two-year period, with the first payment made on the 60th day following termination of her employment.

On November 22, 2022, the Company and Ms. Davidson also entered into the Company’s standard Change in Control Agreement (the “Change in Control Agreement”), which becomes effective as of the Start Date and generally provides for cash severance in an amount equal to three times the sum of Ms. Davidson’s base salary plus her Target AIP Award if Ms. Davidson’s employment is terminated under certain circumstances following a Change in Control (as defined in the Change in Control Agreement), subject to the terms and conditions set forth therein. On November 22, 2022, the Company and Ms. Davidson also entered into a Confidentiality, Non-Interference, and Invention Assignment Agreement, which becomes effective as of the Start Date and includes customary restrictive covenants. The Company also expects Ms. Davidson to enter into the Company’s standard indemnification agreement for its executive officers and directors.

The foregoing description of the Davidson Employment Agreement is not complete and is qualified in its entirety by the terms and provisions of the Davidson Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Separation Agreement with Mr. Schiller

In connection with Mr. Schiller’s termination by the Company without cause from his role as President and Chief Executive Officer, the Company expects to enter into a separation agreement with Mr. Schiller (the “Separation Agreement”) as of the

Transition Date. The Separation Agreement, which was recommended by the Compensation Committee of the Board and approved by the Board, will provide that Mr. Schiller will receive cash severance in accordance with the terms of Mr. Schiller’s employment agreement with the Company, dated as of October 26, 2018 (the “Schiller Employment Agreement”), which consists of twice the sum of his base salary and target bonus, which amounts to a total of $4,725,000, paid in installments over the two-year period following the Transition Date (the “Severance Period”). Mr. Schiller will also be eligible to receive a prorated bonus for fiscal year 2023 under the Company’s 2023 Annual Incentive Plan, paid out based on actual achievement of the applicable Company goals for fiscal year 2023. In furtherance of the mutual desire of the Company and Mr. Schiller to ensure a smooth transition of his responsibilities to Ms. Davidson, to be accomplished in part through Mr. Schiller’s continued service on the Board, a prorated portion of Mr. Schiller’s PSUs pursuant to the Company’s 2023-2025 LTIP will remain outstanding (prorated based on the period of Mr. Schiller’s service as President and Chief Executive Officer in fiscal year 2023) and be eligible to vest based on actual achievement of the relative and absolute total shareholder return goals through the full performance period, subject to Mr. Schiller’s continued service on the Board through the earlier of the Company’s 2023 annual meeting of stockholders or any earlier date mutually agreed between Mr. Schiller and the Board for Mr. Schiller’s departure from the Board. Finally, Mr. Schiller’s health benefits will continue through the Severance Period in the form of Company-paid COBRA premiums for 18 months and reimbursement of the cost of private insurance thereafter. Mr. Schiller must execute and not revoke a release of claims in favor of the Company and comply with the restrictive covenants set forth in the Schiller Employment Agreement in order to receive the payments and benefits described above.

Item 8.01	Other Events.

On November 28, 2022, the Company issued a press release announcing the foregoing leadership transition. A copy of the press release described above is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated as of November 22, 2022, by and between The Hain Celestial Group, Inc. and Wendy Davidson.

99.1	Press Release of The Hain Celestial Group, Inc. dated November 28, 2022.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2022

THE HAIN CELESTIAL GROUP, INC.

By:	/s/ Kristy M. Meringolo
Name:	Kristy M. Meringolo
Title:	EVP, General Counsel and Corporate Secretary